EXHIBIT 10.1

EXPEDIA, INC.

THIRD AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Third Amendment”) is made by and between Mark D. Okerstrom (“Executive”) and Expedia, Inc., a Delaware corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) and is effective as of March 7, 2016 (the “Effective Date”).

WHEREAS, the Parties previously entered into the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of October 11, 2011, an AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective March 7, 2014, and the Second Amendment to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective September 11, 2014 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that Section 2A of the Employment Agreement is amended and restated in its entirety as follows:

The term (“Term”) of this Agreement shall commence on the Effective Date and shall continue until, and terminate on, March 7, 2019, unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions.

IN WITNESS WHEREOF, each of the Parties has executed this Third Amendment, in the case of the Company by its duly authorized officer, as of the Effective Date.

COMPANY	EXPEDIA, INC.

/s/ Robert J. Dzielak

	By:	Robert J. Dzielak

	Title:	Executive Vice President, General Counsel & Secretary

	Date:	March 7, 2016

EXECUTIVE	MARK D. OKERSTROM

/s/ Mark D. Okerstrom

	Date:	March 7, 2016